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                                                         EXHIBIT 21
                       SUBSIDIARIES OF THE REGISTRANT
                           AS OF JANUARY 28, 1995

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Name							        Jurisdiction of Incorporation
TRU, Inc.						        Delaware
Geoffrey, Inc.							Delaware
Toys "R" Us-NY Holdings, Inc.				        Delaware
Toys "R" Us-Ohio, Inc.						Delaware
Toys "R" Us-Headquarters, Inc.					Delaware
KRU, Inc.							Delaware
Toys "R" Us-Mass., Inc.						Massachusetts
ABG Corp.							Nevada
Toys "R" Us-NYTEX, Inc.						New York
Toys "R" Us-N.Y. Limited Partnership				New York
Toys "R" Us-Penn., Inc.						Pennsylvania
TRU of Puerto Rico, Inc.					Puerto Rico
Toys "R" Us-Texas, Inc.						Texas
TRU (Vermont), Inc.						Vermont
Toys "R" Us Handelsgesellschaft m.b.H.				Austria
Toys "R" Us (Australia) Pty, Ltd.				Australia
TRU (Barbados), Ltd.						Barbados
Toys "R" Us-Belgium, N.V.					Belgium
Toys "R" Us (Canada) Ltd.			                Ontario, Canada
Geoffrey Toys (Canada) Ltd.					Canada
TRU (NRO) Investments Ltd.				        Alberta, Canada
TRU (NRO) II Investments Ltd.					Alberta, Canada
TRU (NRO) III Investments Ltd.					Alberta, Canada
Toys "R" Us A/S							Denmark
Toys "R" Us S.A.R.L.						France
Toys "R" Us GmbH					        Germany
Toys "R" Us Operations GmbH				        Germany
Toys "R" Us Logistik GmbH					Germany
Toys "R" Us Service GmbH					Germany
TRU (HK) Limited						Hong Kong
Toys "R" Us Limited						Hong Kong
Toys "R" Us S.r.l.						Italy
Toys "R" Us-Japan Ltd.*						Japan
Toys "R" Us (Malaysia) SDN. BHN.**				Malaysia
Toys "R" Us (Mexico), S.A. de C.V.		                Mexico
TRU (Netherlands) B.V.						Netherlands
B.V. Toys "R" Us (International)                                Netherlands
Toys R Us Portugal, Limitada					Portugal
Toys "R" Us-Singapore (Pte) Limited			        Singapore
Toys R Us, Iberia, S.A.					        Spain
Toys "R" Us, Aktiebolag						Sweden
TRU Toys R Us AG					        Switzerland
TRU AG								Switzerland
Toys "R" Us Limited					        United Kingdom
Toys "R" Us Holdings PLC					United Kingdom
Toys "R" Us Properties Limited					United Kingdom

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Other subsidiaries are omitted because considered in the aggregate such subsidiaries would not constitute a significant subsidiary.

*   80% owned
**  60% owned